Exhibit 99.1

FOR IMMEDIATE RELEASE

Ruth’s Chris Steak House, Inc. Reports

Fourth Quarter 2006 Financial Results

HEATHROW, Fla.—(BUSINESS WIRE)—February 21, 2007—Ruth’s Chris Steak House, Inc. (Nasdaq: RUTH) today reported results for its fourth quarter ended December 31, 2006. Highlights for the 14-week fourth quarter 2006 compared to the 13-week fourth quarter 2005 were as follows:

•	Total revenue increased 51.4% to $88.0 million from $58.1 million in the fourth quarter of 2005.

•	GAAP net income increased 148.8% to $10.7 million, or $0.46 per diluted share, from $4.3 million, or $0.18 per diluted share, in the fourth quarter of 2005.

•

Pro forma net income increased 89.1% to $8.9 million, or $0.38 per diluted share, compared to $4.7 million, or $0.20 per diluted share, in the fourth quarter of 2005 (a reconciliation of pro forma net income to GAAP net income is contained in the financial tables attached to this release).

•

Comparable restaurant sales increased 7.4% at company-owned restaurants (on a 13-week comparable basis) lapping 8.5% comparable restaurant sales in 2005. For the year, on a 52-week comparable basis, company-owned restaurants comparable restaurant sales increased 6.2%, lapping 10.4% in 2005.

•	Other operating income increased to $4.0 million from $0.4 million in the same period last year due primarily to income related to gift card breakage.

•

Food and beverage costs, as a percentage of restaurant sales, were approximately 50 basis points higher compared to the fourth quarter of 2005, primarily driven by higher beef costs, which were partially offset by the success of various sales mix initiatives and modest price increases.

•

Restaurant operating expenses, as a percentage of restaurant sales, were approximately 160 basis points lower compared to the fourth quarter of 2005, due to improved leverage on labor and occupancy costs, the additional 14th week of operations, as well as a normalizing of operating margins at restaurants opened prior to 2006.

•

Marketing and advertising, as a percentage of total revenues, were approximately 70 basis points higher compared to the fourth quarter of 2005, primarily driven by changes in media mix and higher expenditures during the period.

•

General and administrative expenses, as a percentage of total revenues, were approximately 30 basis points lower compared to the fourth quarter of 2005. The dollar expense was inline with recent quarters after adjusting for the additional week of operations and higher Sarbanes-Oxley compliance costs during the quarter.

•

During the fourth quarter of 2006, the Company opened locations in Bonita Springs/Estero, Florida and Providence, Rhode Island, while the Company’s franchise partners opened locations in Edmonton, Alberta (Canada); Huntsville, Alabama; and the Big Island of Hawaii. In addition, the Company completed the acquisition of a Chicago, Illinois franchise restaurant on October 8, 2006 and a Troy, Michigan franchise restaurant on October 30, 2006. For the full year 2006, Company- owned restaurants grew by nine locations, three openings, seven franchise location acquisitions, and one closing; no net change to franchise locations occurred, as the seven locations opened were offset by the locations acquired.

Craig S. Miller, Chairman of the Board, President and Chief Executive Officer stated, “We were pleased with our 2006 fiscal year results which were characterized by solid comparable restaurant sales growth, strong volumes at our 2005 and 2006 restaurants, and profitability, above expectations. We achieved these goals despite higher than anticipated beef costs and a macro-economic environment that produced volatile gas prices and rising interest rates throughout the year. We credit the lifestyle component of our brand, which makes Ruth’s Chris a distinct part of our customers’ special occasion traditions, even in uncertain economic times. We also credit our ability to execute, including company owned development, franchising, and franchise acquisitions. We were successful at all three in 2006 and believe we are even better positioned as we approach the remainder of 2007.”

Review of Operating Results

Total revenues from continuing operations, which includes company-owned restaurant sales, franchise income, and other operating income, increased 51.4% to $88.0 million in the fourth quarter of 2006 compared to $58.1 million in the fourth quarter of 2005. Revenues for the prior year period exclude a company-owned restaurant located in Cleveland, Ohio, which was closed at the end of the second quarter of 2006 and is classified as discontinued operations.

For the fourth quarter of 2006, Company-owned restaurant sales from continuing operations, which exclude franchise and other operating income, grew 48.5% to $80.4 million from $54.1 million in the fourth quarter of 2005, primarily as a result of strong comparable restaurant sales, 10 additional net restaurants in operation, and 14 operating weeks versus 13 operating weeks in the fourth quarter of 2005. Average weekly restaurant volume of all operating company-owned locations for the fourth quarter of 2006 increased 8.4% to a record $118,502 per operating week. Historically, on average, the fourth quarter represents approximately 27% of annual restaurant sales on a comparable basis.

On a 13-week comparable basis, Company-owned comparable restaurant sales increased 7.4% from the fourth quarter of 2005. Approximately 5.3% of this increase was due to higher per entrée spending, while 2.0% was attributable to increased entrée volume. Higher per entree spending was partially related to increases in per guest spending for wine and other beverages as well as year over year price increases totaling 3.5%. The increased entree growth was partially related to the calendar shift of Christmas Day from a Sunday in 2005 to a Monday in 2006. Company-owned comparable restaurant sales lapped last year’s fourth quarter growth of 8.5%.

Franchise income increased 0.7% to $3.7 million versus $3.6 million in the fourth quarter of 2005 due primarily to a 5.6% increase in comparable franchise-owned restaurant sales and additional franchise-owned locations year-over-year. This increase was largely offset by the acquisition of seven franchise locations during 2006.

Other operating income was $4.0 million compared to $0.4 million in the same period last year. This increase was due primarily to income related to gift card breakage which, consistent with the Company’s existing policy, was determined based on the historical redemption patterns of the Company’s gift cards. The breakage represents the remaining liability balance for which the likelihood of redemption by the customer has been deemed to be remote, and for which there is no third-party claim. The Company was able to recognize additional breakage during the quarter related to the removal of certain third-party claims against a portion of the Company’s gift card liability. While gift card breakage will continue to be recognized going forward, the amount is expected to be significantly less.

GAAP net income was $10.7 million in the fourth quarter of 2006, or $0.46 per diluted share, compared to $4.3 million, or $0.18 per diluted share, in the fourth quarter of 2005. Pro forma diluted net income for the period was $8.9 million, or $0.38 per diluted share, in the fourth quarter of 2006 compared to $4.7 million, or $0.20 per diluted share, in the fourth quarter of 2005. Pro forma net income excludes hurricane costs, insurance proceeds related to the hurricane, losses on impairment, discontinued operations, and adjusts interest expense to reflect the post IPO capital structure as if it had been in place for the full period. It also applies the Company’s annual effective income tax rate for the respective periods presented.

Pro forma calculations provide investors with an alternative measure by which the Company’s performance can be evaluated, and provides meaningful supplemental information of the Company’s operating results on a basis comparable with that of future periods because they eliminate income and expenses that are not attributable to ongoing operations and are expected to be non-recurring. Pro forma information is not, and should not be considered, a substitute for financial information prepared according to GAAP. A reconciliation of pro forma net income to GAAP net income is included in the financial tables attached to this release.

Mr. Miller concluded, “As we look to the future, we believe Ruth’s Chris is positioned to expand its leadership in the fine dining segment. Our newest restaurants, designed to satisfy traditional Ruth’s Chris guests as well as capture a new generation of fine dining consumers, continue to open at significantly higher volumes than our system average. A key driver of these results is a dedicated operating team that is committed to our special brand of hospitality and service, which we believe will continue to resonate with consumers. We have the longest standing, most recognized brand in the industry and our diverse guest base and their usage patterns suggest that our susceptibility to macro economic risk might be lower than other industry segments.” Miller concluded, “We also believe that our unit expansion can continue internationally. Not only are we poised to more than double our U.S. penetration but the power of the Ruth’s Chris brand allows us to target select sites throughout the world. Ultimately, these are among the many levers we have to create long term value and we are confident that this strategy will reward shareholders as we execute our plan.”

Financial Guidance

Please note, as previously communicated, the Company is changing its earnings guidance from pro forma to GAAP.

Additionally, during the first quarter of 2007, the company expects to finalize its insurance claim related to losses incurred as a result of Hurricane Katrina and record additional net insurance proceeds. Accordingly, the Company is increasing its expected full year 2007 diluted earnings per share, on a GAAP basis, to be between $1.05 and $1.09, including the impact of Statement of Financial Accounting Standards No. 123R Share Based Compensation (SFAS No. 123R).

For the full 52-week year 2007, Ruth’s Chris estimates that comparable restaurant sales will increase approximately 3.0% to 4.0%. The Company anticipates increasing system-wide restaurant operating weeks by approximately 20%, including the additional 53rd operating week in fiscal 2006, which will result in the opening of approximately 6-7 company-owned and 6-8 franchised locations. Quarter-to-date, the Company has opened one new location in Lake Mary, Florida, while a franchisee has opened one new location in Aspen, Colorado. There are currently three company-owned locations under construction in Naples, FL, Anaheim, CA and Biloxi, MS; four properties under lease and in the design or permitting phase; and two properties under lease for future openings. Additionally, there are three franchise-owned locations currently under construction.

With the previously communicated contracting of 50% of the Company’s beef needs for 2007 and other commodity agreements in place, the Company expects annual food and beverage costs as a percentage of restaurant sales to be between 31.7% and 32.1%, representing a 20-60 basis point reduction versus fiscal 2006. Annual marketing and advertising expenses, as a percentage of total revenue, are expected not to exceed 3.0%.

The Company’s effective tax rate for 2007 is expected to increase to approximately 32.0% versus 30.0% in 2006. The 2006 effective tax rate of 30.0% benefited from one-time federal tax credits received by the Company for continued employment and other payments made to employees impacted by Hurricane Katrina.

Conference Call

The Company will host a conference call to discuss fourth quarter 2006 financial results today at 5:00 PM Eastern Time. Hosting the call will be Craig S. Miller, Chairman of the Board, President and Chief Executive Officer, and Thomas J. Pennison Jr., Senior Vice-President and Chief Financial Officer.

The conference call can be accessed live over the phone by dialing 877-502-9274 or for international callers by dialing 913-981-5584. A replay will be available one hour after the call and can be accessed by dialing 888-203-1112 or 719-457-0820 for international callers; the password is 6468885. The replay will be available until February 28, 2007. The call will also be webcast live from the Company's website at www.ruthschris.com under the investor relations section.

About the Company

Ruth's Chris Steak House, Inc. is the largest fine-dining company in the U.S., with over 100 company-owned and franchise-owned restaurants. Founded in New Orleans by Ruth Fertel in 1965, Ruth's Chris specializes in USDA Prime grade steaks served in Ruth's Chris signature fashion . "sizzling."

To experience fine dining at its prime . just follow the sizzle to Ruth's Chris Steak House. For information, reservations, or to purchase gift cards, visit www.RuthsChris.com or call 1-800-544-0808.

Forward-Looking Statements

Some of the statements in this release that are not historical facts and relate to future results and events, including, without limitation, statements regarding financial guidance for fiscal 2007, are “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. These statements are based upon our current beliefs and expectations and involve risks and uncertainties. Actual results may vary materially from those contained in forward-looking statements based on a number of factors including, without limitation, the risks identified as “risk factors” in our 2005 annual report filed on Form 10-K and the other factors identified from time to time in our filings with the Securities and Exchange Commission, all of which are available at www.sec.gov. Investors should take these risks into account when making investment decisions. Shareholders and other readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. We undertake no obligation to update any forward-looking statements.

Contact:

Integrated Corporate Relations

Investor Relations: Tom Ryan or Raphael Gross

Media: John Flanagan

203-682-8200

RUTH’S CHRIS STEAK HOUSE, INC AND SUBSIDIARIES

Consolidated Income Statements—Unaudited

(dollar amounts in thousands, except share and per share data)

	13 Weeks Ending December 25, 2005	14 Weeks Ending December 31, 2006	52 Weeks Ending December 25, 2005	53 Weeks Ending December 31, 2006
Revenues:
Restaurant sales	$54,131	$80,378	$199,621	$254,718
Franchise income	3,642	3,668	11,432	12,399
Other operating income	373	3,971	777	4,362

Total revenues	58,146	88,017	211,830	271,479
Costs and expenses:
Food and beverage costs	16,659	26,002	61,804	82,016
Restaurant operating expenses	24,442	35,040	91,157	113,746
Marketing and advertising	1,505	2,798	6,696	8,328
General and administrative costs	4,790	6,857	15,206	22,974
Depreciation and amortization expenses	1,752	2,372	6,489	8,690
Hurricane and relocation costs	1,469	31	2,660	644
Pre-opening costs	718	1,188	1,623	2,046

Operating income	6,811	13,729	26,195	33,035
Other income (expense):
Interest expense, net	(1,248)	(1,185)	(8,453)	(2,856)
Accrued dividends and accretion on mandatorily redeemable senior preferred stock	—	—	(1,891)	—
Insurance proceeds, net	—	3,176	—	4,592
Loss on Impairment	—	(970)	—	(970)
Other	(124)	24	(39)	21

Income from continuing operations before income tax expense	5,439	14,774	15,812	33,822
Income tax expense	1,696	4,236	5,043	10,098

Income from continuing operations	3,743	10,538	10,769	23,724
Discontinued operations, net of income tax benefit	(589)	(137)	(164)	(66)

Net income	4,332	10,675	10,933	23,790

Less dividends earned on junior preferred stock and warrant expense	—	—	3,753	—

Net income available to common shareholders	$4,332	$10,675	$7,180	$23,790

Basic earnings (loss) per share:
Continuing operations	$0.16	$0.45	$0.39	1.02
Discontinued operations	0.03	0.01	0.01	0.01

Basic earnings per share	$0.19	$0.46	$0.40	$1.03

Diluted earnings (loss) per share:
Continuing operations	$0.15	$0.45	$0.38	$1.01
Discontinued operations	0.03	0.01	0.01	0.01

Diluted earnings per share	$0.18	$0.46	$0.39	$1.02

Shares used in computing net income (loss) per common share:
Basic	23,038,465	23,230,420	17,961,198	23,175,323

Diluted	23,478,987	23,445,121	18,710,141	23,429,185

RUTH’S CHRIS STEAK HOUSE, INC AND SUBSIDIARIES

Proforma Net Income and Proforma Diluted Earnings Per Share—Unaudited

(dollar amounts in thousands, except share and per share data)

	13 Weeks Ending December 25, 2005	14 Weeks Ending December 31, 2006	52 Weeks Ending December 25, 2005	53 Weeks Ending December 31, 2006
Net income available to common shareholders, as reported	$4,332	$10,675	$7,180	$23,790
Dividends earned on junior preferred stock and warrant expense	—	—	3,753	—
Discontinued operations, net of income tax benefit	(589)	(137)	(164)	(66)
Income tax expense	1,696	4,236	5,043	10,098

Income from continuing operations before income tax expense, as reported	$5,439	$14,774	$15,812	$33,822
Accrued dividends and accretion on mandatorily redeemable senior preferred stock, as reported	—	—	1,891	—
Loss on Impairment	—	970	—	970
Hurricane and relocation costs, as reported	1,469	31	2,660	644
Insurance proceeds, net	—	(3,176)	—	(4,592)
Interest Expense, as reported	1,248	1,185	8,453	2,856
Proforma interest expense assuming initial public offering occurred on the first day of period	(1,248)	(1,185)	(2,828)	(2,856)

Proforma Adjustments	1,469	(2,175)	10,176	(2,978)
Proforma Income from continuing operations before income tax expense	6,908	12,599	25,989	30,844
Proforma Income tax expense (using annual effective rate)	2,211	3,762	8,316	9,209

Proforma Net Income	$4,697	$8,837	$17,673	$21,635

Proforma Diluted earnings per share from Continuing Operations	$0.20	$0.38	$0.75	$0.92

Share base used in Proforma Diluted per share calculation	23,445,121	23,445,121	23,429,185	23,429,185

RUTH’S CHRIS STEAK HOUSE, INC AND SUBSIDIARIES

Selected Balance Sheet Data

(dollar amounts in thousands)

	December 25, 2005	December 31, 2006
		(unaudited)
Cash and cash equivalents	$8,985	$4,690
Total assets	134,196	207,797
Long-term debt	38,500	68,000
Total shareholders’ equity	40,265	67,978

RUTH’S CHRIS STEAK HOUSE, INC AND SUBSIDIARIES

Consolidated Income Statements—Unaudited

(dollar amounts in thousands, except share and per share data)

	13 Weeks Ending	14 Weeks Ending	52 Weeks Ending	53 Weeks Ending
	December 25,	December 31,	December 25,	December 31,
	2005	2006	2005	2006
Revenues:
Restaurant sales	$54,131	$80,378	$199,621	$254,718
Franchise income	3,642	3,668	11,432	12,399
Other operating income	373	3,971	777	4,362

Total revenues	58,146	88,017	211,830	271,479
Costs and expenses:
Food and beverage costs	16,659	26,002	61,804	82,016
Restaurant operating expenses	24,442	35,040	91,157	113,746
Marketing and advertising	1,505	2,798	6,696	8,328
General and administrative costs	4,790	6,857	15,206	22,974
Depreciation and amortization expenses	1,752	2,372	6,489	8,690
Hurricane and relocation costs	1,469	31	2,660	644
Pre-opening costs	718	1,188	1,623	2,046

Operating income	6,811	13,729	26,195	33,035
Other income (expense):
Interest expense, net	(1,248)	(1,185)	(8,453)	(2,856)
Accrued dividends and accretion on mandatorily redeemable senior preferred stock	—	—	(1,891)	—
Insurance proceeds, net	—	3,176	—	4,592
Loss on Impairment	—	(970)	—	(970)
Other	(124)	24	(39)	21

Income from continuing operations before income tax expense	5,439	14,774	15,812	33,822
Income tax expense	1,696	4,236	5,043	10,098

Income from continuing operations	3,743	10,538	10,769	23,724
Discontinued operations, net of income tax benefit	(589)	(137)	(164)	(66)

Net income	4,332	10,675	10,933	23,790

Less dividends earned on junior preferred stock and warrant expense	—	—	3,753	—

Net income available to common shareholders	$4,332	$10,675	$7,180	$23,790

Basic earnings (loss) per share:
Continuing operations	$0.16	$0.45	$0.39	1.02
Discontinued operations	0.03	0.01	0.01	0.01

Basic earnings per share	$0.19	$0.46	$0.40	$1.03

Diluted earnings (loss) per share:
Continuing operations	$0.15	$0.45	$0.38	$1.01
Discontinued operations	0.03	0.01	0.01	0.01

Diluted earnings per share	$0.18	$0.46	$0.39	$1.02

Shares used in computing net income (loss) per common share:
Basic	23,038,465	23,230,420	17,961,198	23,175,323

Diluted	23,478,987	23,445,121	18,710,141	23,429,185

RUTH'S CHRIS STEAK HOUSE, INC AND SUBSIDIARIES

Proforma Net Income and Proforma Diluted Earnings Per Share—Unaudited

(dollar amounts in thousands, except share and per share data)

	13 Weeks Ending December 25, 2005	14 Weeks Ending December 31, 2006	52 Weeks Ending December 25, 2005	53 Weeks Ending December 31, 2006
Net income available to common shareholders, as reported	$4,332	$10,675	$7,180	$23,790
Dividends earned on junior preferred stock and warrant expense	—	—	3,753	—
Discontinued operations, net of income tax benefit	(589)	(137)	(164)	(66)
Income tax expense	1,696	4,236	5,043	10,098

Income from continuing operations before income tax expense, as reported	$5,439	$14,774	$15,812	$33,822
Accrued dividends and accretion on mandatorily redeemable senior preferred stock, as reported	—	—	1,891	—
Loss on Impairment	—	970	—	970
Hurricane and relocation costs, as reported	1,469	31	2,660	644
Insurance proceeds, net	—	(3,176)	—	(4,592)
Interest Expense, as reported	1,248	1,185	8,453	2,856
Proforma interest expense assuming initial public offering occurred on the first day of period	(1,248)	(1,185)	(2,828)	(2,856)

Proforma Adjustments	1,469	(2,175)	10,176	(2,978)
Proforma Income from continuing operations before income tax expense	6,908	12,599	25,989	30,844
Proforma Income tax expense (using annual effective rate)	2,211	3,762	8,316	9,209

Proforma Net Income	$4,697	$8,837	$17,673	$21,635

Proforma Diluted earnings per share from Continuing Operations	$0.20	$0.38	$0.75	$0.92

Share base used in Proforma Diluted per share calculation	23,445,121	23,445,121	23,429,185	23,429,185

RUTH'S CHRIS STEAK HOUSE, INC AND SUBSIDIARIES Selected Balance Sheet Data (dollar amounts in thousands)
			December 25, 2005	December 31, 2006
				(unaudited)
Cash and cash equivalents			$8,985	$4,690
Total assets			134,196	207,797
Long-term debt			38,500	68,000
Total shareholders' equity			40,265	67,978